POWER OF ATTORNEY

As of the date hereof, the undersigned hereby constitutes and appoints Jay R. Schifferli and Brad Mutschelknaus, his or her true and lawful attorney-in-fact with full power of substitution, resubstitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, including, but not limited to, the undersigned's individual capacity and the undersigned's capacity as an officer, director or employee of Global Telecom & Technology, Inc., a Delaware corporation (“GTT”), to prepare, act on, execute, acknowledge, publish (including website posting) and deliver to and file with the Securities and Exchange Commission, any and all national securities exchanges and the Company the following Forms with respect to securities of the GTT, including those which are or may be deemed to be beneficially owned or held by the undersigned: (1) Forms ID, 3, 4, 5 and 144 (including any and all amendments thereto) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended, and the rules and regulations thereunder; and (2) any successor Form or any related document.

In connection with the appointment of such attorney-in-fact, the undersigned hereby grants unto said attorney-in-fact full power and authority to do and perform each and every act and thing which, in the opinion of such attorney-in-fact, may be requisite, necessary, proper or of benefit to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, thereby ratifying and confirming all that said attorney-in-fact (or attorney-in-fact’s substitute or substitutes), may lawfully do or cause to be done by virtue hereof, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his own discretion.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's or GTT’s responsibilities to comply with Section 13 or Section 16 of the Exchange Act.

Dated:  As of  March 28, 2012

/s/ Chris McKee
Chris McKee